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EXHIBIT 23.1:  CONSENT OF PRICEWATERHOUSECOOPERS LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 30, 2000, except as to note 10, which is as of July 18, 2001 which appears in the Current Report on Form 8-K, filed on August 1, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 6, 2001